UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2005

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT	06410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On March 9, 2005, the Board of Directors approved grants of restricted stock under the Company’s 2004 Incentive Plan for the following Executive Officers:

Name:	Restricted Stock:
Leonard Bell	11,250
David Keiser	4,000
Stephen Squinto	4,000
Katherine Bowdish	13,000
Scott Rollins	3,000
Thomas Dubin	13,000
Barry Luke	1,250
Christopher Mojcik	3,000
Nancy Motola	3,000
Carsten Boess	3,000

The restricted stock awards are subject to vesting over time. The form of Restricted Stock Award Agreement for executive officers is attached hereto as Exhibit 10.1.

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 8, 2005, Ruedi E. Waeger, Ph.D. was appointed to the board of directors of Alexion Pharmaceuticals, Inc. There are no arrangements or understandings between Dr. Waeger and any other person pursuant to which Dr. Waeger became a director. On March 9, 2005, the Board named Dr. Waeger to serve on the Compensation Committee and the Compliance and Quality Committee. A copy of the press release announcing the appointment of Dr. Waeger is attached to this current report on Form 8-K as Exhibit 99.1.

Item 8.01         Other Events

Board Committee Matters

On March 9, 2005, the Board of Director designated the Compliance and Quality Committee as a new committee of the Board and made membership changes to its various committees. The committees of the Board now consist of the following directors:

Audit Committee

R. Douglas Norby (Chair)

Max Link

Larry Mathis

Compensation Committee

Alvin S. Parven (Chair)

Joseph A. Madri

Ruedi E. Waeger

Nominating and Governance Committee

Larry Mathis (Chair)

R. Douglas Norby

Alvin S. Parven

Compliance and Quality Committee

Ruedi E. Waeger (Chair)

Max Link

Joseph A. Madri

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Award Agreement for Executive Officers (Form A).
99.1	Press Release dated March 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date:	March 14, 2005	By:	/s/ Thomas I. H. Dubin
			Name:	Thomas I. H. Dubin
			Title:	Vice President and General Counsel